SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

INTUITIVE SURGICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

INTUITIVE SURGICAL, INC.

950 Kifer Road
Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2002

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Intuitive Surgical, Inc. will be held at the Four Points by Sheraton, 1250 Lakeside Drive, Sunnyvale, California 94086, on Thursday, May 23, 2002, at 2:00 p.m. Pacific time, for the following purposes:

•	to elect Class II members of the Board of Directors for the Company;

•	to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2002;

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

      Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

      Stockholders of record at the close of business on April 10, 2002 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Intuitive Surgical, Inc., 950 Kifer Road, Sunnyvale, California 94086. All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

Lonnie Smith
Chief Executive Officer

Sunnyvale, California

April 22, 2002

PROPOSAL NO. 1: ELECTION OF NOMINEES TO BOARD OF DIRECTORS
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
OTHER INFORMATION

INTUITIVE SURGICAL, INC.

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2002

INTRODUCTION

General

      This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on May 23, 2002 at 2:00 p.m. Pacific time, for the purposes of:

•	electing Class II members of the Board of Directors for the Company;

•	ratifying the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2002;

•	transacting any other business which is properly brought before the meeting or any adjournment or postponement thereof.

      A copy of our Annual Report to Stockholders for the year ended December 31, 2001 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 22, 2002.

      This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained ComputerShare Trust Co. to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee not to exceed three thousand dollars.

      Our principal executive offices are located at 950 Kifer Road, Sunnyvale, California 94086, telephone (408) 523-2100.

Shares Entitled to Vote and Required Vote

      Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on April 10, 2002 are entitled to notice of, and to vote at, the meeting. As of March 31, 2002, 36,374,933 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on April 10, 2002 will constitute a quorum. Each share of common stock is entitled to one vote.

Voting Procedures

      A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

      You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

•	vote for the director nominees; or

•	withhold authority to vote for some or all of the director nominees.

      Concerning the ratification of Ernst & Young LLP as the Company’s independent auditors, you may, with respect to the proposed ratification:

•	approve the ratification;

•	disapprove the ratification; or

•	abstain from voting for or against the ratification.

      Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1 and (2) the ratification of Ernst & Young LLP as the Company’s independent auditors. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

      Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

      Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

      You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 950 Kifer Road, Sunnyvale, California 94086;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

      Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holders in accordance with the beneficial holder’s instructions.

      All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

PROPOSAL NO. 1:

ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

      The Board of Directors currently consists of seven members, divided into three classes. Two Class II directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2005 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining five directors will continue to serve their respective terms.

      Russell C. Hirsch and Frederic H. Moll have been nominated by the Board of Directors to serve as Class II directors.

      Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      The names of the nominees and directors, their ages as of March 31, 2002 and certain other information about them are set forth below:

			Director
Name of Nominee or Director	Age	Principal Occupation	Since

Scott S. Halsted(1)	42	General Partner, Morgan Stanley Dean Witter Venture Partners	1997
Alan J. Levy, M.D., Ph.D.(2)	64	President and Chief Executive Officer of Vertis Neuroscience, Inc.	2000
Russell C. Hirsch, M.D., Ph.D.(2)	39	Managing Partner, Prospect Venture Partners	1995
Frederic H. Moll, M.D., Ph.D.	50	Vice President and Medical Director of the Company	1995
James A. Lawrence(1)	49	Executive Vice President and Chief Financial Officer of General Mills, Inc.	2000
Lonnie M. Smith	57	President and Chief Executive Officer of the Company	1996
Richard J. Kramer(1)	59	President, R.J. Kramer Associates	2000

(1)	member of audit committee

(2)	member of compensation committee

      The principal occupations and positions for at least the past five years of the directors nominees named above are as follows:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

      Russell C. Hirsch, M.D., Ph.D. has been a member of our Board of Directors since December 1995. Dr. Hirsch has been a Managing Partner of Prospect Venture Partners since 2001. Prior to joining Prospect Venture Partners, Dr. Hirsch was a member of the Health Care Technology Group at Mayfield Fund, a venture capital firm. He joined Mayfield Fund in 1992, served as a Venture Partner from 1993 to 1994 and a General Partner from 1995 to 2000. From 1984 to 1992, Dr. Hirsch conducted research in the laboratories of Nobel Laureate Harold Varmus, M.D., and Don Ganem, M.D., at the University of California, San Francisco. Dr. Hirsch received a B.S. in Chemistry from the University of Chicago and an M.D. and a Ph.D. from the University of California, San Francisco.

      Frederic H. Moll, M.D, Ph.D. is a co-founder of Intuitive Surgical and has served as Vice President, Medical Director and as a member of our Board of Directors since our inception. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company and served as Medical Director through 1995. Origin was acquired by Eli Lilly & Company in 1992 and is now a wholly-owned subsidiary of Tyco Health Care. In 1984, Dr. Moll founded Endotherapeutics, Inc., a medical device company, which was acquired by United States Surgical Corporation in 1992. Dr. Moll received a B.A. from the University of California, Berkeley, an M.S. in Management from Stanford University’s Sloan Program and an M.D. from the University of Washington.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS

      James A. Lawrence has been a member of our Board of Directors since March 2000. He has been Executive Vice President and Chief Financial Officer of General Mills, Inc. since 1998. Mr. Lawrence has also held positions as Executive Vice President and Chief Financial Officer for Northwest Airlines, and President and Chief Executive Officer of Pepsi-Cola Asia, Middle East, Africa. He has also chaired and co-founded LEK Partnership, a corporate strategy and merger/ acquisition consulting firm headquartered in London, England. Mr. Lawrence currently serves as a director of TransTechnology Corporation and Avnet, Inc. Mr. Lawrence holds a B.A. in Economics from Yale University and an M.B.A. from Harvard Business School.

      Lonnie M. Smith has been our President and Chief Executive Officer since May 1997 and has served as a member of our Board of Directors since December 1996. From 1977 until joining Intuitive Surgical, Mr. Smith was with Hillenbrand Industries, Inc., a public holding company, serving as the Senior Executive Vice President, a member of the Office of the President, and Director since 1982, as Executive Vice President of American Tourister, Inc., from 1978 to 1982, and as a Senior Vice President of Corporate Planning from 1977 to 1978. Mr. Smith has also held positions with The Boston Consulting Group and IBM. Mr. Smith currently serves as a director of Biosite Diagnostics, Inc. Mr. Smith received a B.S.E.E. from Utah State University and an M.B.A. from Harvard Business School.

      Richard J. Kramer has been a member of our Board of Directors since February 2000. Mr. Kramer is President of R.J. Kramer Associates L.L.C., a healthcare consulting firm he founded in January 2001. From 1989 to 1999, he served as the President and Chief Executive Officer of Catholic Healthcare West, operating 48 hospitals in the western United States. From 1982 to 1989, Mr. Kramer was Executive Vice President of Allina Health, the largest integrated health care system in Minnesota. Mr. Kramer received a B.S. in Rehabilitation Education from Pennsylvania State University, an M.S. in Rehabilitation Counseling from Syracuse University and an M.S. in Hospital & Health Care Administration from the University of Minnesota.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS

      Scott S. Halsted has been a member of our Board of Directors since March 1997. Mr. Halsted joined Morgan Stanley in 1987, and has been a general partner at Morgan Stanley Dean Witter Venture Partners since 1997. Mr. Halsted currently serves as a director of several private healthcare companies. Mr. Halsted received A.B. and B.E. degrees in Biomechanical Engineering from Dartmouth College and an M.M. degree from Northwestern University.

      Alan J. Levy, M.D., Ph.D. has been a member of our Board of Directors since February 2000. Dr. Levy has been President, Chief Executive Officer and a member of the board of directors of Vertis Neuroscience, Inc., a biotechnology company he co-founded in 1999. From 1993 to 1998 Dr. Levy served as President and Chief Executive Officer of Heartstream, Inc., a medical device company that was acquired by Hewlett-Packard in 1998. Prior to joining Heartstream, he was President of Heart Technology,Inc. a medical device company that was acquired by Boston Scientific in 1995. Before joining Heart Technology, Dr. Levy was vice president of research and new business development and a member of the board of Ethicon, a division of

Johnson & Johnson. Dr. Levy received his B.S. in chemistry from City University of New York and his Ph.D. in organic chemistry from Purdue University.

Director Compensation

      Directors currently receive no cash compensation from us for their services as members of the board or for attendance at committee meetings. Directors may be reimbursed for expenses in connection with attendance at board of directors and committee meetings.

      In March 2000, we adopted the 2000 Non-Employee Directors’ Stock Option Plan to provide for the automatic grant of options to purchase shares of common stock to our non-employee directors who are not employees of Intuitive Surgical or any affiliate of Intuitive Surgical. Any non-employee director elected after the closing of the initial public offering receives an initial option to purchase 20,000 shares of common stock. At the annual stockholder meeting in 2001, all non-employee directors received an option to purchase 5,000 shares of common stock. At the 2002 annual meeting, all non-employee directors will receive an option to purchase 5,000 shares of common stock.

Committees of the Board of Directors

      During the period from January 1, 2001 through December 31, 2001 (the “Last Fiscal Year”), our Board of Directors held four meetings. Our Board of Directors has two standing committees, the audit committee and the compensation committee.

      The audit committee has responsibility for reviewing and making recommendations regarding our employment of independent accountants, the annual audit of our financial statements, and our internal controls, accounting practices and policies. The members of the audit committee are Scott Halsted, Richard Kramer and James Lawrence. In the Last Fiscal Year, the audit committee met five times and each member of the audit committee attended 100% with the exception of Scott Halsted who attended 60% of those meetings.

      The compensation committee has responsibility for determining the nature and amount of compensation for our management and for administering our employee benefit plans. The members of the compensation committee are Alan Levy and Russell Hirsch. In the Last Fiscal Year, the compensation committee met four times and each member of the compensation committee attended 100% of those meetings.

Compliance With Section 16(a) Under the Securities Exchange Act of 1934

      Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file.

      Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2001, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met except that (i) two Form 4’s for Alan Levy, a Director of the Company, covering distributions of Company securities from a partnership were not timely filed and (ii) two Form 4’s for Frederic Moll, an Officer and Director of the Company covering distributions of Company securities from a partnership were not timely filed.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS
NOMINATED IN PROPOSAL NO. 1.

PROPOSAL NO. 2:

RATIFICATION OF SELECTION OF
INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002, and the stockholders are being asked to ratify such selection. Ernst & Young LLP has been engaged as the Company’s independent accountants since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
ACCOUNTANTS IN PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The information in the following table sets forth the ownership of our common stock, as of March 31, 2002, by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each named executive officer (as listed on page 11); (iii) each of our directors; and (iv) all of our directors and executive officers, as a group. As of March 31, 2002, we had 36,374,933 shares of common stock outstanding.

	Number of Shares	Percentage
Name and Address of Beneficial Owner(1)	Beneficially Owned(1)	Ownership(1)

5% Stockholders
Bear Stearns Asset Management, Inc.(2)	3,538,000	9.73%
383 Madison Avenue, 29th Floor New York, NY 10179
Investor Growth Capital Limited(3)	2,529,545	6.95%
National Westminster House Le Truchot, St. Peter Port Guernsey, Channel Islands, GY1 4PW
PatMarK Company, Inc.	2,287,500	6.29%
Suite 530 300 Delaware Ave. Wilmington, DE 19801
Merrill Lynch & Co., Inc.(4)	2,223,500	6.11%
(on behalf of Merrill Lynch Investment Managers (“MLIM”)) World Financial Center, North Tower New York, NY 10381
Allan G. Lozier	1,948,386	5.36%
6336 Pershing Dr Omaha, NE 68110
Directors and Corporate Officers
Frederic H. Moll, M.D., Ph.D.(5)	1,435,728	3.95%
Lonnie M. Smith(6)	1,049,998	2.89%
Robert G. Younge(7)	865,564	2.38%
Scott S. Halsted(8)	281,217	*
Susan K. Barnes(9)	259,068	*
Russell C. Hirsch, M.D., Ph.D(10)	97,628	*
Alan J. Levy, M.D., Ph.D.(11)	28,162	*
James A. Lawrence(12)	25,000	*
Richard J. Kramer(13)	19,000	*
All Named Executive Officers and Directors as a group (9 persons)	4,061,365	11.17%

*	Represents less than 1% of the issued and outstanding shares.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 31, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 950 Kifer Road, Sunnyvale, California 94086.

(2)	As of December 31, 2001, Bear Stearns Asset Management Inc. reported that it beneficially owned 3,538,000 shares of the Company’s common stock of which it held the sole power to vote or direct the vote of all such shares. The S&P Stars Portfolio has the right to receive and the power to direct the receipt of dividends from and the proceeds for the sale of greater than 5% of the common stock of Intuitive Surgical, Inc.. The number of shares beneficially owned is based solely on a joint Schedule 13G filed with the Securities and Exchange Commission on February 22, 2002.

(3)	Includes 1,770,681 shares held by Investor Growth Capital Limited and 758,864 shares held by Investor Group L.P. an affiliate of Investor Growth Capital Limited.

(4)	As of December 31, 2001, Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Managers (“MLIM”) reported that it beneficially owned 2,223,500 shares of the Company’s common stock of which it held shared power to vote or direct the vote of all such shares. The number of shares beneficially owned is based solely on a joint Schedule 13G filed with the Securities and Exchange Commission on January 30, 2002.

(5)	Includes 28,332 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(6)	Includes 200,000 shares held by McKRAM Investors, L.P. and 49,998 shares issuable pursuant to options exercisable within 60 days of March 31, 2002. Mr. Smith, a partner of McKRAM, disclaims beneficial ownership of shares held by such entity except to the extent of his proportionate partnership interest therein.

(7)	Includes 314,164 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(8)	Includes 230,795 shares held by Morgan Stanley Venture Partners III, L.P., 22,158 shares held by Morgan Stanley Venture Investors III, L.P., and 17,776 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(9)	Includes 57,706 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(10)	Includes 17,777 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(11)	Includes 25,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(12)	Includes 5,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

(13)	Includes 19,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2002.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

      Set forth below is information regarding each of our executive officers as of March 31, 2002.

Name	Age	Position

Lonnie M. Smith	57	President, Chief Executive Officer and Director
Susan K. Barnes	48	Senior Vice President, Chief Financial Officer and Assistant Secretary
Frederic H. Moll, M.D., Ph.D.	50	Vice President, Medical Director, and Director

      The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

      Lonnie M. Smith. See biographical information under the heading “Class III Directors Continuing in Office until the 2003 Annual Meeting of Stockholders” above.

      Susan K. Barnes, Senior Vice President, has been our Chief Financial Officer and Assistant Secretary since May 1997. From January 1995 to September 1996, Ms. Barnes founded and served as Managing Director of the Private Equity Group of Jefferies and Company, Inc., an investment bank. From January 1994 to January 1995, she founded and served as Managing General Partner of Westwind Capital Partners, a private equity fund. From June 1991 to January 1994, Ms. Barnes served as Chief Financial Officer and Managing Director of BLUM Capital Partners, L.P., formerly Richard C. Blum & Associates, Inc., a merchant banking firm. From September 1985 to June 1991, she served as Vice President and Chief Financial Officer of NeXT Computer, Inc., a computer company. Prior to forming NeXT with Steve Jobs, Ms. Barnes was Controller of the Macintosh Division at Apple Computer. Ms. Barnes received a B.A. from Bryn Mawr College and an M.B.A. from the Wharton School, University of Pennsylvania.

      Frederic H. Moll, M.D., Ph.D. See biographical information under the heading “Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting of Stockholders” above.

EXECUTIVE COMPENSATION

      The following table sets forth summary information concerning the compensation paid to our chief executive officer and other executive officers for services to the Company in all capacities.

Summary Compensation Table

				Long Term
				Compensation

		Annual Compensation		Securities
				Underlying	Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Lonnie M. Smith	2001	$350,000	—	150,000
President and	2000	325,000	—	—
Chief Executive Officer	1999	300,000	—	—
Susan K. Barnes	2001	$220,000	$37,989	100,000
Senior Vice President and	2000	202,500	36,000	5,000
Chief Financial Officer	1999	191,643	—	20,000
Frederic H. Moll, M.D., Ph.D.	2001	$210,000	—	85,000
Vice President and	2000	205,000	—	—
Medical Director	1999	196,643	—	—
Robert G. Younge	2001	$146,250	—	85,000
Scientific Advisor(1)	2000	205,000	—	—
	1999	194,965	—	—

(1)	Mr. Younge served as our Vice President and Chief Technology Officer until June 13, 2001. Mr. Younge currently serves as our Scientific Advisor.

Employment Agreements

      In February 1997, we entered into an agreement with Lonnie M. Smith, our President and Chief Executive Officer, providing that, in the case of involuntary termination other than for cause, his salary and benefits will continue to be paid for a period of one year from the date of termination. Cause as defined in the agreement includes conviction for any felony, participation in a fraud or act of dishonesty against us, willful breach of our policies, or a material breach by Mr. Smith of his employment agreement or of his proprietary information and inventions agreement.

Option Grants in Fiscal Year 2001

      The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001, to each of the individuals listed on the previous table.

      The exercise price of each option was equal to the fair value of our common stock as valued by the board of directors on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair value on the exercise date or though a cashless exercise procedure involving a same-day sale of the purchased shares.

      The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	Multiplying the number of shares of common stock subject to a given option by the fair market value at the date of grant;

•	Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

•	Subtracting from that result the aggregate option exercise price.

      The shares listed in the following table under “Number of Securities Underlying Options Granted” are subject to vesting. Upon completion of six months of service from the vesting start date, 12.5% of the option shares vest and the balance vest in a series of equal monthly installments over the next 42 months of service. The option has a ten-year term, subject to earlier termination if the optionee’s service with us ceases.

      Percentages shown under “Percentage of Total Options Granted to Employees in Fiscal Year 2001” are based on an aggregate of 2,081,251 options granted to employees of Intuitive Surgical under our stock option plans during the fiscal year ended December 31, 2001.

	Individual Grants

		Percentage of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term
	Options	in Fiscal	Price Per	Expiration
Name	Granted	Year 2001	Share	Date	5%	10%

Lonnie M. Smith	150,000	7.21%	$7.25	1/22/11	$772,500	$2,016,000
Susan K. Barnes	85,000	4.08%	7.25	1/22/11	437,500	1,142,400
	15,000	0.72%	5.69	3/22/11	60,628	158,164
Frederic H. Moll, M.D., Ph.D.	85,000	4.08%	7.25	1/22/11	437,750	1,142,400
Robert G. Younge	85,000	4.08%	7.25	1/22/11	437,750	1,142,400

Fiscal Year-End Option Values

      The following table sets forth the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2001. No shares were acquired on the exercise of stock options by these individuals during the year ended December 31, 2001.

      Amounts shown under the column “Value of Unexercised In-The-Money Options at December 31, 2001” are based on the fair market price of $10.03 on that date, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. Our stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by us at the original exercise price, upon the optionee’s cessation of service prior to the vesting of the shares.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at December 31, 2001		December 31, 2001

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Lonnie M. Smith	34,374	115,626	$95,560	$321,440
Susan K. Barnes	47,289	77,712	$242,099	$235,051
Frederic H. Moll, M.D., Ph.D.	19,478	65,522	$54,149	$182,151
Robert G. Younge	309,738	75,262	$2,886,072	$209,228

Compensation Committee Interlocks and Insider Participation

      During fiscal 2001, the compensation committee consisted of Russell C. Hirsch, M.D., Ph.D. and Alan J. Levy, M.D., Ph.D., none of whom is a present or former officer or employee of Intuitive Surgical, Inc. In addition, during the Last Fiscal Year, none of our officers had an “interlock” relationship, as that term is defined by the SEC, to report.

COMPENSATION COMMITTEE REPORT

      During 2001, the compensation committee of the Board of Directors was comprised of Russell C. Hirsch, M.D., Ph.D. and Alan J. Levy, M.D., Ph.D., two non-employee directors, who administered our executive compensation programs and policies. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. The Committee also has the authority and power to grant stock options under the Company’s 1996 Equity Incentive Plan and 2000 Equity Incentive Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

      The following is the compensation committee’s report submitted to the Board of Directors addressing the compensation of our executive officers for fiscal 2001.

Compensation Policy and Philosophy

      Our executive compensation policy is designed to:

•	attract and retain qualified executives who will contribute to our long-term success; and

•	reward executives for achieving our goals, and

•	link executive compensation and stockholder interests through equity-based plans.

      We believe that in order to attract and retain qualified executives, our compensation policies must be competitive with comparable companies in similar industries. The compensation mix reflects a balance of cash payments, consisting of base salary, cash bonus payments, and long-term stock-based incentives in the form of stock options. The emphasis in incentive compensation is placed on stock options that more closely align the financial interests of our employees with our shareholders.

Executive Compensation Components

      As discussed below, our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

      Base Salary. The Committee establishes base salaries for executive officers based on its review of the base salaries of executive officers in comparable companies and in similar industries. Base salaries for executives are reviewed annually and adjusted based on industry compensation surveys and individual experience and performance in achieving our objectives.

      Annual Incentive Bonuses. Our Incentive Plan provides a cash incentive opportunity for all non-commissioned employees including executive officers. Achievement of specific company metrics determine overall plan payment levels, then individual performance levels are considered to determine individual incentive payments. Bonuses were paid to employees and certain executives in 2001 for performance achieved during fiscal year 2000.

      Long Term Incentive Compensation. Our Equity Incentive Plans provide for long-term incentive compensation for our employees including executive officers. A significant portion of the total compensation package for our executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value. Stock option positions for all employees including executives were reviewed in 2001 and adjusted based on industry surveys, number of options previously granted, as well as contributions to our success.

Compensation of Chief Executive Officer

      The compensation for our Chief Executive Officer, Lonnie Smith, for fiscal 2001 was comprised of base salary, annual incentive bonus, and long-term incentive compensation in the form of stock options. The Committee regularly reviews the performance and compensation of Mr. Smith following the criteria discussed above under “Executive Compensation Components.” The Committee awarded stock options to Mr. Smith in

January 2001. In August 2001, the Committee reviewed Mr. Smith’s cash compensation according to the criteria discussed above and maintained Mr. Smith’s base salary at its current level. The Committee assigned a target annual cash incentive bonus to Mr. Smith’s cash compensation package to conform to the total compensation package components for similar positions in comparable industries.

Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code limits our tax deduction to $1 million for compensation paid to certain executive officers named in the proxy unless the compensation is performance based. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted would meet the requirements for qualifying as performance-based, the Committee believes that these limitations did not impact the company in fiscal 2001. It is the Committee’s intention to qualify, to the extent reasonable, the executive officers’ compensation for deductibility under applicable tax law.

COMPENSATION COMMITTEE

Russell C. Hirsch, M.D., Ph.D.
Alan J. Levy, M.D., Ph.D.

      The foregoing compensation committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent the Company specifically incorporates by reference into such filings.

AUDIT COMMITTEE REPORT

      Our audit committee was established on March 17, 2000, and adopted its audit committee charter on March 17, 2000. During fiscal 2001, the audit committee of the Board of Directors was comprised of Scott C. Halsted, Richard J. Kramer, and James A. Lawrence at least two of whom are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the Nasdaq Stock Market’s regulations.

      Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. The following is the audit committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2001.

      The audit committee has:

•	reviewed and discussed the Company’s audited financial statements with management and the independent accountants;

•	discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•	received from Ernst & Young LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

      In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit and Audit Related Fees

      Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year were $235,000.

      Financial Information Systems Design and Implementation Fees: For the fiscal year ended December 31, 2001, the Company paid no fees to its principal accountants for professional services rendered in connection with the operation, supervision or management of the Company’s information systems or local area network, or for the design or implementation of a hardware or software system for aggregating source data underlying the Company’s financial statements, or generating information that is significant to such statements, taken as a whole.

      All Other Fees: The aggregate fees billed for services rendered by the Company’s principal accountants, other than described above, for the fiscal year ended December 31, 2001 were $70,002. The nature of these services include tax return preparation, 401(k) compliance services, SEC Registration Statement and consultation.

      The Company’s audit committee has considered whether the provision of services described above under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” are compatible with maintaining the principal accountant’s independence, and has determined that the provision of such services to the Company does not compromise the principal accountant’s independence.

AUDIT COMMITTEE

Scott C. Halsted
Richard J. Kramer
James A. Lawrence

      The foregoing audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent the company specifically incorporates by reference into such filings.

STOCK PERFORMANCE GRAPH

      The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the Nasdaq Composite Index and (2) the S&P Healthcare Index, over the indicated periods extending through the end of 2001.

      The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG INTUITIVE SURGICAL,

NASDAQ COMPOSITE, AND S&P HEALTH CARE INDEX

	6/12/00	9/00	12/00	3/01	6/01	9/01	12/01

Intuitive Surgical, Inc.	100	131	94	54	150	69	111
NASDAQ Composite	100	97	66	49	57	40	52
S&P Healthcare Index	100	110	122	104	103	106	106

      The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the meeting

      We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Independent Public Accountants

      Our auditors for the fiscal year ended December 31, 2001 were Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

Stockholder Proposals for 2003 Annual Meeting

      Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2003. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Intuitive Surgical, Inc., 950 Kifer Road, Sunnyvale, California 94086 and must be received no later than December 20, 2002. Your notice must include:

•	your name and address and the text of the proposal to be introduced;

•	the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

•	a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

      The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

By Order of the Board of Directors

Lonnie M. Smith
Chief Executive Officer

Sunnyvale, California

April 22, 2002

PROXY	INTUITIVE SURGICAL, INC.	PROXY
Proxy solicited by the Board of Directors
for the Annual Meeting of Stockholders — May 23, 2002

The undersigned, revoking all prior proxies, hereby appoints Lonnie M. Smith and Susan K. Barnes, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Intuitive Surgical, Inc. which the undersigned is entitled to vote at the Annual Meeting of stockholders to be held in Sunnyvale, California on May 23, 2002 at 2:00 p.m., or at any adjournment or postponement thereof, upon such business as may properly come before the meeting or at any adjournment or postponement thereof including without limiting such general authorization, the proposals described on this card and in the accompanying proxy statement.

    Unless otherwise specified below, this proxy will be voted FOR the election of directors, and FOR the ratification of the appointment of Ernst & Young, LLP as independent auditors.

Common Stock

Important: Please mark boxes to give voting instructions

1. ELECTION OF CLASS II DIRECTORS — Nominees: Russell C. Hirsch, M.D., Ph.D. and Frederic H. Moll, M.D.	For All ☐	Withheld All ☐	For All Except ☐	Nominee Exceptions
2. Ratifying the appointment of Ernst & Young LLP Independent Auditors for the Company.	For ☐	Against ☐	Abstain ☐

(Continued and to be signed on reverse side)

The undersigned agrees that said proxies may vote in accordance with their discretion with respect to any other matters which may properly come before this meeting. Should any nominee for director become unavailable, discretionary authority is conferred to vote for a substitute. The undersigned instructs such proxies to vote as directed on this proxy.

This Proxy should be dated, signed by the shareholder exactly as printed at the left and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Dated: _____________________________________, 2002
(Signature)

(Signature if held jointly)

☐ I plan to attend the meeting